Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER ANNOUNCES PLANS TO CREATE TWO SEPARATE

LEADING GLOBAL HEALTHCARE COMPANIES

Independent Companies Will Focus On Biopharmaceuticals And Medical Products

Company Plans Tax-Free Distribution Of New Publicly Traded Stock

In New Biopharmaceuticals Business

DEERFIELD, Ill., March 27, 2014 – Baxter International Inc. (NYSE:BAX) today announced plans to create two separate, independent global healthcare companies — one focused on developing and marketing innovative biopharmaceuticals and the other on life-saving medical products. Both will be global leaders in their respective markets.

Baxter has positioned both businesses to be successful, profitable and sustainable independent companies, and this decision reflects further evolution of Baxter’s multi-faceted strategies emphasizing a commitment to innovation and operational excellence. To date, this has led to the development of a robust pipeline of novel and cost-effective therapies and numerous in-licensing collaborations within the biopharmaceuticals business, and the medical products portfolio was recently bolstered by the acquisition of Gambro AB, a global provider and leader of dialysis products, providing a number of longer-term growth opportunities as well as significant commercial and cost synergies.

BAXTER TO CREATE TWO SEPARATE COMPANIES – Page 2

“Baxter has an established history of executing successful spinoffs, and we have continued to evaluate the separation of these two businesses in response to diverging business dynamics and the rapidly changing macro-environment,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “This decision underscores Baxter’s commitment to ensuring its long-term strategic priorities remain aligned with shareholders’ best interests, while improving our competitive position and performance, enhancing operational, commercial and scientific effectiveness and creating value for patients, healthcare providers, and other key stakeholders.”

The two businesses operate in distinct markets with corresponding underlying fundamentals, and each possesses unique and compelling growth prospects, investment requirements and risk profiles. The spinoff will create two, well-capitalized independent companies with strong balance sheets, investment grade profiles, and disciplined approaches to capital allocation. In addition, Baxter believes that the separation will result in other material benefits to the stand-alone companies, including:

•	Greater management focus on the distinct businesses of biopharmaceuticals and medical products

•	Ability to more effectively commercialize new and existing product offerings

•	Ability to drive innovation across the franchises and allocate necessary resources to the areas presenting the highest growth potential

•	Flexibility to pursue respective growth and investment strategies resulting in revenue acceleration, improved profitability and enhanced returns

BAXTER TO CREATE TWO SEPARATE COMPANIES – Page 3

The biopharmaceuticals business, with 2013 annual revenues of approximately $6 billion, consists of a diverse portfolio of recombinant and plasma-based proteins to treat hemophilia and other bleeding disorders, and plasma-based therapies to treat immune deficiencies, alpha-1 antitrypsin deficiency, burns and shock, and other chronic and acute blood-related conditions. This business’s strategy is aimed at improving diagnosis, treatment and standards of care across a wide range of bleeding disorders and chronic diseases, enhancing capacity to meet growing demand for biotherapeutics, leveraging expertise into new emerging therapeutics through acquisitions and collaborations, and developing a robust new product pipeline focused on new and effective treatments that address unmet medical needs.

“Today’s news represents a significant milestone that will result in material benefits for key stakeholders,” said Ludwig N. Hantson, Ph.D., president, BioScience. “We are confident that this decision not only strengthens our outlook, it positions us well to execute on our future growth prospects, new product pipeline and other opportunities as we enter a new era in the journey to achieve our aspiration as a premier biopharmaceuticals company.”

The medical products business, with 2013 annual sales of more than $9 billion, offers a broad portfolio of intravenous (IV) solutions and nutritional therapies, drug delivery systems and administration sets, premixed and other injectable drugs, as well as inhalation anesthetics and hospital-based biosurgery products. This business is also integrating the Gambro AB acquisition, which complements Baxter’s existing renal therapies franchise and provides customers a comprehensive portfolio of products and services to treat end-stage renal

BAXTER TO CREATE TWO SEPARATE COMPANIES – Page 4

disease across the full continuum of care. The medical products company will focus on strengthening its market leadership through geographic expansion and increased penetration, leveraging its extensive hospital presence and global footprint, developing comprehensive solutions to improve patient outcomes and safety, and enhancing profitability through a more streamlined and flexible cost structure.

The corporate headquarters of both companies will be located in northern Illinois. Robert L. Parkinson, Jr., will serve as chairman and chief executive officer of the medical products company, which will retain the Baxter International name. Ludwig N. Hantson, Ph.D., who currently serves as president, BioScience, will be named chief executive officer of the new biopharmaceuticals company, which will be named at a later date. Hantson joined Baxter in 2010 from Novartis Pharmaceuticals Corporation where he served in a number of roles of increasing responsibility, the most recent of which was chief executive officer, Pharma North America. Prior to Novartis, Hantson spent 13 years at Johnson & Johnson. Wayne T. Hockmeyer, Ph.D., who joined Baxter’s board in 2007, has agreed to serve as non-executive chairman of the board of the new biopharmaceuticals company. Dr. Hockmeyer founded MedImmune, Inc., and served as its chairman and chief executive officer.

Transaction Details

The transaction is intended to take the form of a tax-free distribution to Baxter shareholders of a new publicly traded stock in the new biopharmaceuticals company. The transaction is expected to be completed by mid-year 2015, subject to market, regulatory and certain other conditions, including final approval by the

BAXTER TO CREATE TWO SEPARATE COMPANIES – Page 5

Baxter Board of Directors, receipt of a favorable opinion and/or rulings with respect to the tax-free nature of the transaction, and the effectiveness of a Form 10 registration statement that will be filed with the Securities and Exchange Commission.

Baxter expects to incur one-time charges related to the transaction during the reporting periods preceding the separation and does not otherwise expect this to impact the company’s financial guidance for 2014.

Conference Call

Baxter will host a conference call with financial analysts and investors to discuss this news release today at 7:30 a.m. Central Daylight Time (8:30 a.m., Eastern Daylight Time). To access the call, please dial 877-894-0694 (domestic) or 347-983-2217 (international). The conference ID for the call is 20483460. Please dial into the call several minutes prior to the start of the call to allow sufficient time for the operator to connect participants. A simultaneous webcast of the conference call for investors and other interested parties may be accessed by visiting the Baxter website at www.baxter.com. Slides relating to the investor presentation are available on the investor relations section of Baxter’s website. A replay of the webcast also will be available approximately two hours after the live webcast by visiting www.baxter.com.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

BAXTER TO CREATE TWO SEPARATE COMPANIES – Page 6

This release includes forward-looking statements concerning the planned separation of Baxter’s biopharmaceutical and medical products businesses and the expected financial results, business prospects and capital structure of the two resulting companies after the separation, as well as Baxter’s long range plan, R&D pipeline, business development and other growth strategies, capital structure and the integration of Gambro AB. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; U.S. healthcare reform and other global austerity measures; reimbursement and rebate policies of government agencies and private payers; product development risks; accurate identification of business development and R&D opportunities and realization of anticipated benefits, including the ability to successfully integrate the Gambro business and achieve anticipated efficiencies; timely submission and approval of regulatory filings; inventory reductions or fluctuations in buying patterns; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments; foreign currency fluctuations and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

# # #